UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant's telephone numbers, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This current report on Form 8-K/A ("Amendment") is filed to amend the current report on Form 8-K filed by Howmet Aerospace Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on September 29, 2023 ("Original 8-K"). Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Amendment is being filed solely to update disclosures under Item 5.02(d) that were not yet determined at the time the Original 8-K was filed. The disclosures included in Item 5.02 of the Original 8-K are hereby supplemented and amended by the disclosures contained in this Amendment. No other changes have been made to the Original 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

As previously reported in the Original 8-K, on September 28, 2023, the Company’s Board of Directors (the “Board”) appointed Gunner S. Smith as a director of the Company, effective as of September 29, 2023. At the time of Mr. Gunner’s appointment, the committees of the Board on which he would serve had not yet been determined.

On May 23, 2024 and effective as of such date, the Board appointed Mr. Smith to serve on the Audit Committee and the Finance Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: May 29, 2024	By:	/s/ Lola F. Lin
	Name:	Lola F. Lin
	Title:	Executive Vice President, Chief Legal and Compliance Officer and Secretary